Exhibit 99.5

PARENT COMPANY SUPPORT AGREEMENT

made by

SONIC CORP.

in favor of

CITIBANK, N.A.,

as Trustee

Dated as of December 20, 2006

i

PARENT COMPANY SUPPORT AGREEMENT

PARENT COMPANY SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of December 20, 2006, made by SONIC CORP., a Delaware corporation (“Holdco”), in favor of CITIBANK, N.A., a national banking association, as trustee under the Indenture referred to below (in such capacity, together with its successors, the “Trustee”) for the benefit of the Secured Parties. All capitalized terms used herein but not otherwise defined herein shall have the meanings contemplated in Section 1 hereof.

WITNESSETH:

WHEREAS, Sonic Capital LLC, a Delaware limited liability company (the “Master Issuer”), SRI Real Estate Holding LLC, a Delaware limited liability company (“SRI Real Estate Holdco”), the other Co-Issuers and the Trustee have entered into the Base Indenture, dated as of the date of this Agreement (as amended, modified or supplemented from time to time, exclusive of any Series Supplements, the “Base Indenture” and, together with all Series Supplements, the “Indenture”), providing for the issuance from time to time of one or more Series of Notes thereunder;

WHEREAS, (i) Sonic Industries Services Inc., an Oklahoma corporation (“SISI”), and the Master Issuer have entered into the SISI Contribution Agreement, (ii) Sonic Restaurant, Inc., an Oklahoma corporation (“SRI”), and SRI Real Estate Properties LLC, a Delaware limited liability company, have entered into the Real Estate Assets Contribution Agreement and (iii) SRI and SRI Real Estate Holding LLC, a Delaware limited liability company, have entered into the Real Estate Interests Contribution Agreement;

WHEREAS, the Master Issuer, the other Co-Issuers, the Franchisor, SISI and the Trustee have entered in the Servicing Agreement;

WHEREAS, SISI is a wholly-owned subsidiary of Holdco;

WHEREAS, SRI is a wholly-owned subsidiary of Holdco;

WHEREAS, Holdco will derive substantial direct and indirect benefit from the contribution of assets under the Initial Contribution Agreements; and

WHEREAS, Holdco will derive substantial direct and indirect benefit from the services provided by SISI under the Servicing Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Holdco agrees with the Trustee, for the benefit of the Secured Parties, as follows:

SECTION 1

DEFINED TERMS

1.1 Definitions.

(a) For all purposes of this Agreement, except as set forth in Section 1.1(b) below, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in Annex A to the Base Indenture.

(b) The following terms shall have the following meanings:

“Holdco Consolidated Entities” means, collectively, Holdco and its consolidated Subsidiaries.

“Holdco Debt Incurrence Test” means the determination, as of the date of Incurrence of any Indebtedness by Holdco or any Holdco Consolidated Entity, of the Holdco Leverage Ratio and shall be deemed satisfied only if such Holdco Leverage Ratio is less than or equal to 5.0x.

“Holdco Leverage Ratio” means, at any time, the ratio of (a) the outstanding principal amount of Indebtedness of the Holdco Consolidated Entities at such time to (b) Historical Consolidated EBITDA of the Holdco Consolidated Entities at such time. For purposes of determining the outstanding principal amount of Indebtedness set forth in clause (a) above, at any time, the aggregate commitments under any Variable Funding Note Purchase Agreement or any other debt instrument entered into by any of the Holdco Consolidated Entities that permits future advances, borrowings, drawings or other Incurrences thereunder shall be deemed to fully drawn and outstanding regardless of whether any advances are actually outstanding at such time in respect of such commitments.

“Incur”, and derivatives thereof, means to, directly or indirectly, create, incur, assume, guarantee, pledge assets to secure or become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of, any obligation for Indebtedness.

“Transferor” means the party identified as the “Transferor” in any Initial Contribution Agreement.

SECTION 2

PERFORMANCE OBLIGATIONS

2.1 Initial Contribution Agreements.

Holdco hereby agrees to cause each Transferor to perform each of the obligations, including any indemnity obligations, and the duties of such Transferor under each Initial Contribution Agreement to which such Transferor is a party, in each case as and when due; provided, however, to the extent that such Transferor has not performed any such obligation or duty within thirty (30) days after such obligation or duty was required to be performed, Holdco hereby agrees to either (a) perform such obligation or duty or (b) cause any other Person (other than such Transferor) to perform such obligation or duty on Holdco’s behalf.

2.2 Servicing Agreement.

Holdco hereby agrees to cause the Servicer to perform each of the obligations, including any indemnity obligations, and the duties of the Servicer under the Servicing Agreement, in each case as and when due; provided, however, to the extent that the Servicer has not performed any such obligation or duty within thirty (30) days after such obligation or duty was required to be performed, Holdco hereby agrees to either (a) perform such obligation or duty or (b) cause any other Person (other than the Servicer) to perform such obligation or duty on Holdco’s behalf.

2.3 Holdco’s Liability.

Holdco’s liability hereunder shall be absolute and irrevocable and, without limiting the foregoing, shall not be released, discharged or otherwise affected by any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, arrangement or other similar proceeding relating to any Transferor or the Servicer or to any of their properties or assets, or any resulting release or discharge of any obligation of any Transferor or the Servicer or any other circumstances that constitute or might be construed to constitute a legal or equitable discharge of or defense to the obligations of Holdco hereunder. For the avoidance of doubt, the performance obligations of Holdco set forth in this Section 2 do not in any way obligate Holdco to perform the obligations and duties of any other party under any other Related Document, including the obligations and duties of the Co-Issuers under the Indenture or to pay any amounts owed by any Transferor or the Servicer other than amounts due in respect of indemnity obligations as expressly provided in the Initial Contribution Agreements or the Servicing Agreement, as the case may be.

SECTION 3

REPRESENTATIONS AND WARRANTIES

Holdco hereby represents and warrants, for the benefit of the Trustee and the Secured Parties, as follows as of the Initial Closing Date:

3.1 Organization and Good Standing.

Holdco is a corporation duly formed and organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement.

3.2 Due Qualification.

Holdco is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the ownership or lease of property or the conduct of its business requires such qualifications, licenses and approvals, except where the failure to be so qualified or to obtain such licenses or approvals would not have a Material Adverse Effect.

3.3 Due Authorization; Conflicts.

The execution, delivery and performance by Holdco of this Agreement are within Holdco’s power and authority, have been duly authorized and do not contravene (i) the Holdco Charter Documents, (ii) any applicable law, order, rule or regulation applicable to Holdco of any court or of any federal, state or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Holdco or its properties (including any Requirement of Law regarding licensing and consumer protection) or (iii) any contractual restriction binding on or affecting Holdco, in the case of clause (ii) or (iii) above, the violation of which would have a Material Adverse Effect.

3.4 Enforceability.

This Agreement is the legal, valid and binding obligation of Holdco enforceable against Holdco in accordance with its terms, except as such enforceability may be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity (whether such enforcement is considered in a proceeding in equity or at law).

3.5 Financial Statements.

The financial statements included in Holdco’s Annual Report on Form 10-K for the year ended August 31, 2006 as filed with the Securities and Exchange Commission on October 31, 2006 (including in each case the schedules and notes thereto), have been prepared in accordance with GAAP and present fairly the financial position of Holdco and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods covered thereby (except, in the case of unaudited quarterly financial statements, for the absence of footnotes and normal year-end audit adjustments).

SECTION 4

LIMITATION ON INDEBTEDNESS

4.1 Limitation on Indebtedness.

Neither Holdco nor any Holdco Consolidated Entity (other than the Securitization Entities) may Incur any Indebtedness unless: (a) after giving effect to such Incurrence, the Holdco Debt Incurrence Test would be satisfied or (b) the Rating Agency Condition has been satisfied in connection with such Incurrence.

SECTION 5

MISCELLANEOUS

5.1 Nonpetition Covenant.

Holdco shall not, prior to the date that is one year and one day after the later of the termination of the Indenture or the Insurance Agreement in accordance with their terms, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against any Securitization Entity under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any such Securitization Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of such Securitization Entity.

5.2 Amendments; Waivers.

Any provision of this Agreement may be amended or waived from time to time with the consent of the Control Party, only if such amendment or waiver is executed by the parties hereto in writing.

5.3 Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and sent, as to each party hereto, at its address set forth under its name on the signature pages hereto, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective: (a) if sent by overnight courier, on the Business Day after the day sent, (b) if delivered personally, when delivered, and (c) if faxed, when the sender thereof shall have received electronic confirmation of the transmission thereof; provided that if such day shall not be a Business Day, then on the next Business Day.

5.4 Entire Agreement.

This Agreement and the other Related Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

5.5 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.6 Successors.

All agreements of Holdco in this Agreement and each other Related Document to which it is a party shall bind its successors and assigns; provided, however, Holdco may not assign its obligations or rights under this Agreement or any Related Document, except with the written consent of the Control Party.

5.7 Third-Party Beneficiary.

The Control Party is an express third-party beneficiary of this Agreement.

5.8 Severability.

In case any provision in this Agreement or any other Related Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.9 Counterpart Originals.

The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

5.10 Table of Contents, Headings, etc.

The Table of Contents and headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

5.11 Waiver of Jury Trial.

EACH OF HOLDCO AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

5.12 Submission to Jurisdiction; Waivers.

Each of Holdco and the Trustee hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdco or the Trustee, as the case may be, at its address set forth in Section 5.3 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.12 any special, exemplary, punitive or consequential damages.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of Holdco and the Trustee has caused this Agreement to be duly executed and delivered by its duly Authorized Officer as of the date first above written.

SONIC CORP.

By:	/s/ Stephen C. Vaughan
	Name:	Stephen C. Vaughan
	Title:	Vice President and Chief Financial Officer

Address:
300 Johnny Bench Drive Oklahoma City, OK 73104 Attention: General Counsel

Facsimile:
404-225-5973

[Signature Page to Parent Company Support Agreement]

AGREED AND ACCEPTED:

CITIBANK, N.A., in its capacity as Trustee

By:	/s/ Kristen Driscoll
Name: Kristen Driscoll
Title: Vice President

Address:

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, NY 10013

Attention: Agency & Trust – Sonic Series 2006-1

Facsimile: 212-816-5527

[Signature Page to Parent Company Support Agreement]